EXHIBIT H
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                                VOTING AGREEMENT


          VOTING AGREEMENT, dated as of August 31, 2001, between Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership ("WCAS") and the holders of the Grant family interest (the "Stockholders"). Capitalized terms used without definition herein having the meanings ascribed thereto in the Purchase Agreement.

          WHEREAS, concurrently herewith, WCAS is entering into a Securities Purchase Agreement (the "Purchase Agreement") with LabOne, Inc., a Missouri corporation (the "Company") and the several other purchasers named on Schedule I thereto;

          WHEREAS, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto; and

          WHEREAS, the Purchasers are unwilling to enter into the Purchase Agreement unless the Stockholders enter into this Agreement concurrently with the execution of the Purchase Agreement, and the Stockholders desire and are willing to induce the Purchasers to enter into the Purchase Agreement by their entry into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. AGREEMENT TO VOTE; IRREVOCABLE PROXY.

          (a) The Stockholders hereby agree that, during the period commencing on the date hereof and continuing until the termination of this Agreement, at any stockholders' meeting of the Company at which any of the following matters is submitted to a vote of the stockholders, they shall vote (or cause to be voted) their shares of Company Common Stock (or shall execute and deliver a written consent pursuant to Section 351.273 of the Missouri Code):

          (i) in favor of Company Shareholder Approval;

          (ii) in favor of any director nominated, appointed or selected as a WCAS Director in accordance with Section 6.02 of the Purchase Agreement; and

          (iii) against any action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the approval by the stockholders of the Company of the actions described in (i) and (ii), including any action which seeks to cause the removal of any WCAS Director.

          (b) WCAS hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement, at any stockholders' meeting of the Company at which any of the following matters is submitted to a vote of the stockholders, it shall vote (or cause to be voted) its shares of Company Common Stock and Company Preferred Stock voting on an as-converted basis (or shall execute and deliver a written consent pursuant to Section 351.273 of the Missouri Code):

                                       1
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          (i) in favor of any director nominated, appointed or selected as a
          Company Director in accordance with Section 6.02 of the Purchase Agreement; and

          (ii) against any action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the approval by the stockholders of the Company of the actions described in (i), including any action which seeks to cause the removal of any Company Director.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholders represent and warrant to the Purchasers as follows:

          (a) Schedule I sets forth, opposite each Stockholder's name, the number and kind of Voting Securities of which such Stockholder is the record or beneficial owner. Each such Stockholder is the record or beneficial owner of such Securities and has entered into no other voting agreements or commitments with respect thereto, other than the trust instruments, Company stock option agreements and Company employee benefit plans governing the Stockholder's beneficial ownership of such securities.

          (b) Each Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement.

     SECTION 3. COVENANTS. The parties to this Agreement hereby agree that they will not make transfers of Company Common Stock to third parties for the purposes of circumventing the voting agreements contained in Section 1 hereof.

     SECTION 4. EFFECTIVENESS AND TERMINATION. This Agreement shall automatically terminate and be of no further force or effect on August 31, 2008. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

     SECTION 5. MISCELLANEOUS.

























































          (a) Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

          (b) Notices, Etc. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, as follows:

         If to WCAS, to it at:
         c/o Welsh, Carson, Anderson & Stowe IX, L.P.
         320 Park Avenue
         Suite 2500
         New York, New York 10022-6815
         Facsimile:  212-893-9575

         with a copy to:

         Othon A. Prounis, Esq.
         Reboul, MacMurray, Hewitt, Maynard & Kristol
         45 Rockefeller Plaza
         New York, New York 10111
         Facsimile:  212-841-5725

         If to the Stockholders, to them at:

         c/o W. Thomas Grant II
         6400 Indian Lane
         Shawnee Mission, Kansas 66208

         with a copy to:

         Whitney Miller, Esq.
         Morrison & Hecker L.L.P.
         2600 Grand Ave
         Kansas City, Missouri 64108
         Facsimile:  816-474-4208

or to such other address as such party shall have designated by notice received by the other party.

          (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or, except as expressly set forth in Section 4, terminated, except by an instrument in writing signed by each party hereto.

          (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, that neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties, and provided, further, that this Agreement shall be binding upon transferees of Company Common Stock and Company Preferred Stock who are Affiliates of the transferor with respect to the shares so transferred and shall not be binding upon any transferee who is not an Affiliate of the transferor or any transferee who acquires shares through sales by the transferor in the open market. It shall be a condition to any transfer by a party hereto of shares of Company Common Stock or Company Preferred Stock to an Affiliate of the transferor that the transferee sign an instrument agreeing to be bound by this Agreement.
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          (e) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          (f) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided, that in such event, the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

          (g) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          (l) Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to its choice of law principles.

                  IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first above written.


                                     WELSH, CARSON, ANDERSON &
                                        STOWE IX, L.P.

                                     BY:  WCAS IX Associates LLC,
                                     Its General Partner

                                     By:  /s/ Jonathan M. Rather
                                          ____________________________________
                                     Name:  Jonathan M. Rather
                                     Title: Managing Member


                                      /s/ W. D. Grant
                                     _________________________________________
                                     W.D. GRANT, as trustee of the Trusts
                                     for which he is acting as Trustee
                                     identified on Schedule I

                                     UMB BANK, N.A., as Trustee of the Trusts for which it is acting as Trustee identified on Schedule I


                                     BY: /s/ Earl D. Tjaden
                                         ____________________________________
                                              Name:  Earl D. Tjaden
                                              Title: Senior Vice President


                                     Attest:  /s/ Kevin Conley
                                              ________________________________
                                              Name:   Kevin Conley
                                              Title:  Assistant Secretary


                                     /s/ W. Thomas Grant II
                                     _________________________________________
                                     W. THOMAS GRANT II, individually, as
                                     Custodian for his children under the Kansas
                                     UGTMA and as Trustee of the Trust for
                                     which he is listed as Trustee on Schedule I

                                     /s/ Laura G. Gamble
                                     _________________________________________
                                     LAURA G. GAMBLE, as Trustee of the
                                     Trust for which she is listed as Trustee
                                     on Schedule I



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                                   SCHEDULE I
                         Company Common Stock Ownership

-------------------------------------------------------- ----------------------
                                                            Number of Shares
         Record/Beneficial Owner                           Beneficially Owned
-------------------------------------------------------- ----------------------
-------------------------------------------------------- ----------------------
Frances D. Grant Trust dated September 29, 1964 for
the benefit of W. D. Grant (Account Number 24-0039-00-8)          60,649
W. D. Grant and UMB Bank, N.A., Co-trustees
-------------------------------------------------------- ----------------------
Frances D. Grant Trust dated December 24, 1958 for the
benefit of W.D. Grant (Account Number 23-2305-00-3)               168,234
W. D. Grant and UMB Bank, N.A., Co-trustees
-------------------------------------------------------- ----------------------
William D. Grant Restatement of Trust Agreement dated
April 12, 1992                                                    901,695
W. D. Grant, Trustee
-------------------------------------------------------- ----------------------
Frances D. Grant Trust dated September 29, 1964  for the
benefit of Frances Peterson (Account Number 24-0042-00-2)         60,648
W. D. Grant and UMB Bank, N.A., Co-trustees
-------------------------------------------------------- ----------------------
Frances D. Grant Trust dated December 24, 1958 for the
benefit of Frances Peterson (Account Number 24-2303-00-8)         126,924
W. D. Grant and UMB Bank, N.A., Co-trustees
-------------------------------------------------------- ----------------------
W.T. Grant Testamentary Trust for Frances Peterson dated
November 19, 1953 (Account Number 22-0226-00-5)                   356,940
UMB Bank, N.A. and W. D. Grant Co-Trustees
-------------------------------------------------------- ----------------------
Frances D. Grant Trust dated September 29, 1964 for
Barbara Coyle, heir to Lucy Latimer (Account Number
24-0040-00-6)                                                      60,649
UMB Bank, N.A. and W. D. Grant Co-Trustees
-------------------------------------------------------- ----------------------
W. D. Grant Trust for the benefit of Frances Peterson,
dated February 4, 1977                                             67,500
W. Thomas Grant II and Laura Grant Gamble, Co-Trustees
-------------------------------------------------------- ----------------------
W. Thomas Grant II as custodian for his children under
Kansas UGTMA.                                                      31,773
-------------------------------------------------------- ----------------------
W. Thomas Grant II individually                                   172,145
-------------------------------------------------------- ----------------------

            Total Beneficial Ownership                    2,007,157
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